EXHIBIT 99.1

Contact         For Immediate Release
Mark Perkins
727-461-3000

Fire Damages Aerosonic’s Clearwater Facility

CLEARWATER, Fla. – August 11, 2008 – Aerosonic Corporation (AMEX:AIM), a leading supplier of precision flight products for commercial, business and military aircraft, announced today that this past Friday evening the company sustained significant damage to one of the buildings comprising its Clearwater, FL facility as a result of a fire. The company is working through the details of a recovery plan that includes temporarily reassigning employees whose work areas were affected by the fire to other unaffected facilities in Clearwater and Charlottesville, VA.

As a result of the substantial damage, the company has had no access to the affected building to determine at this time what, if any, property is recoverable. The company is insured for real property, personal property and loss of business income. “We are focused on restoring our capabilities and supporting our customers as quickly as possible. Our team has rapidly pulled together to plan and implement our recovery, with work already underway. I also want to personally thank the Fire Department for rapidly containing the fire and protecting the balance of our buildings,” said Doug Hillman, Aerosonic CEO.

Aerosonic Corporation, headquartered in Clearwater, Florida, is principally engaged in the manufacture of aviation products. Locations of the Company include Clearwater, Florida and Earlysville, Virginia. For additional information, visit the Company's website at www.aerosonic.com.

This document contains statements that constitute "forward-looking" statements within the meaning of the Securities Act of 1933 and the Securities Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking" statements contained in this document include the intent, belief or current expectations of the Company and its senior management team with respect to future actions by officers and directors of the Company, prospects of the Company's operations, profits from future operations, overall future business prospects and long term stockholder value, as well as the assumptions upon which such statements are based.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this document include, but are not limited to, adverse developments with respect to the resolution of current stockholder litigation, adverse developments involving operations of the Company's business units, failure to meet operating objectives or to execute the business plan, and the failure to reach revenue or profit projections. The Company undertakes no obligation to update or revise the forward-looking statements contained in this document to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.